CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Form 10-K, into Wainoco Oil Corporation's previously filed Registration Statement File No. 33-15598.




                                        /s/ Arthur Andersen & Co.
                                        ARTHUR ANDERSEN & CO.



Houston, Texas
February 22, 1994